UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  February 28, 2008

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

1177 Bishop Street

Honolulu, Hawaii  96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, Mr. Paul H. Sunu, Senior Vice President and Chief Financial Officer of Hawaiian Telcom Communications, Inc. (the “Company”), announced his resignation from the Company effective March 7, 2008.  Mr. Robert F. Reich, currently Vice President and Controller, will become Senior Vice President and serve as interim Chief Financial Officer effective March 7, 2008 until a successor is named.  Mr. Reich, age 48, joined the Company in April 2007 as its Vice President and Controller.  Prior to joining the Company, Mr. Reich served as Vice President, Controller and Treasurer of McLeodUSA, Inc. from August 2005, and Assistant Corporate Controller from November 2002 to August 2005.  Mr. John K. Duncan, Assistant Controller of the Company, will assume the position of Vice President and Controller, also effective March 7, 2008.  Prior to joining the Company in March 2005, Mr. Duncan, age 52, was Director of Internal Audit at Alexander & Baldwin, Inc. from March 2003, and Regional Controller for Tesoro Hawaii from May 1998 to March 2003.  The Company currently is in the process of negotiating amendments to its employment agreements with Mr. Reich and Mr. Duncan.

A copy of the press release announcing the above-described events is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits

(d)     Exhibits

99.1            Press release dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Alan M. Oshima
Alan M. Oshima
Senior Vice President, General Counsel and
Secretary